UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                    --------------------------

                             FORM S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                     COMTEX NEWS NETWORK, INC.
      (Exact name of registrant as specified in its charter)

               NEW YORK                          13-3055012
   (State or other jurisdiction of              (I.R.S. Employer
  incorporation or organization)              Identification No.)

                   4900 Seminary Road, Suite 600
                    Alexandria, Virginia 22311
                          (703) 820-2000
        (Address, including zip code and telephone number,
                  of Principal Executive Offices)

                     COMTEX News Network, Inc.
                      1995 STOCK OPTION PLAN
                     (Full title of the plan)

                         Charles W. Terry
          President, Chief Executive Officer and Director
                     COMTEX News Network, Inc.
                   4900 Seminary Road, Suite 600
                    Alexandria, Virginia 22311
                          (703) 820-2000
              (Name, address, including zip code, and
   telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                 Proposed      Proposed
Title of                         Maximum       Maximum
Securities         Amount        Offering      Aggregate     Amount of
to be              to be         Price Per     Offering      Registration
Registered         Registered    Share <F1>    Price <F1>    Fee
----------         ---------     ---------     ---------     ------------
Common Stock
$.01 par Value      501,935      $1.14         $572,205.90    $143.05

<F1> Estimated solely for purposes of calculating the
     registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the bid and asked price of June 7, 2001 of COMTEX News Network, Inc. Common Stock reported on the OTC Electronic Bulletin Board.

   INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The purpose of this Registration Statement is to register 501,935 additional shares of common stock, $.01 par value, of COMTEX News Network, Inc. issuable pursuant to the COMTEX News Network, Inc. 1995 Stock Option Plan, as amended. Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of its Form S-8 registration statement No. 333-37057 (filed October 2, 1997).


Item 8.     Exhibits

     5.1 Opinion and Consent of Shaw Pittman, as to the legality of the securities being registered

     23.1   Consent of Ernst & Young LLP

     23.2   Consent of Shaw Pittman (included in Exhibit 5.1)

     99.1   Third Amendment to the COMTEX News Network, Inc. 1995
            Stock Option Plan

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Virginia on
June 11, 2001.

                         COMTEX News Network, Inc.



                         By: /S / CHARLES W. TERRY
                              Charles W. Terry
                              President, Chief Executive
                              Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 11, 2001.


/S/ C.W. GILLULY
C.W. Gilluly                       Chairman


/S/ CHARLES W. TERRY
Charles W. Terry                   President, Chief Executive
Officer and Director


/S/ ROBIN Y. DEAL
Robin Y. Deal                      Vice President
                                   (Principal Financial and
                                    Accounting Officer)

/S/ ERIK HENDRICKS
Erik Hendricks                     Director


/S/ ROBERT A. NIGRO
Robert A. Nigro                    Director


/S/ JOHN D. SANDERS
John D. Sanders                    Director


/S/ JOHN S. BRUNETTE
John S. Brunette                   Director

                             EXHIBITS

                                TO

                     COMTEX News Network, Inc.

                REGISTRATION STATEMENT ON FORM S-8
                           Exhibit Index


     The following exhibits are filed herewith as part of this Registration Statement:


     5.1 Opinion and Consent of Shaw Pittman, as to legality of the securities being registered

     23.1   Consent of Ernst & Young LLP

     23.2   Consent of Shaw Pittman (included in Exhibit 5.1)

     99.1   Third Amendment to the COMTEX News Network, Inc. 1995
            Stock Option Plan